UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2015 (June 3, 2015)

American Realty Capital New York City REIT II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-202135	36-4789285
(Commission File Number)	(I.R.S. Employer
Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 5, 2015, American Realty Capital New York City REIT II, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Nicholas Radesca in connection with the appointment of Mr. Radesca as interim chief financial officer and treasurer of the Company, as described in Item 5.02 below.

The Indemnification Agreement is substantially similar in form to the indemnification agreement entered into by the Company with its other directors and officers and provides that the Company will indemnify Mr. Radesca to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by Mr. Radesca that may result or arise in connection with Mr. Radesca serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Mr. Radesca is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of Mr. Radesca’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to Mr. Radesca incurred by or on behalf of Mr. Radesca in connection with any proceeding Mr. Radesca is or is threatened to be made a party to.

The Indemnification Agreement provides that Mr. Radesca is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Mr. Radesca was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Mr. Radesca actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Mr. Radesca had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement further limits Mr. Radesca’s entitlement to indemnification in cases where (a) Mr. Radesca’s negligence or willful misconduct caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and Mr. Radesca was adjudged to be liable to the Company, (d) Mr. Radesca was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to Mr. Radesca or (e) the proceeding was brought by Mr. Radesca, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by Mr. Radesca, the Company has the right to defend Mr. Radesca in any proceeding which may give rise to indemnification under the applicable Indemnification Agreement. The Indemnification Agreement grants Mr. Radesca the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of Mr. Radesca in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering Mr. Radesca or any claim made against Mr. Radesca by reason of his service to the Company.

The foregoing description of the  Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2015, Gregory W. Sullivan resigned from his roles as chief operating officer, chief financial officer and treasurer of the Company, effective as of that same date. Mr. Sullivan did not resign pursuant to any disagreement with the Company and will remain available to facilitate a smooth transition. Mr. Sullivan also resigned from his roles as chief operating officer, chief financial officer and treasurer of the Company’s advisor and property manager. Simultaneously with Mr. Sullivan’s resignation, the Company’s board of directors appointed Nicholas Radesca to serve as the Company’s interim chief financial officer and treasurer. Mr. Radesca will also serve as interim chief financial officer and treasurer of the Company’s advisor and the Company’s property manager. There are no related party transactions involving Mr. Radesca that are reportable under Item 404(a) of Regulation S-K except as described in the Company’s Registration Statement on S-11 which was declared effective on May 14, 2015. The Company intends to immediately commence a search for a permanent chief financial officer.

Nicholas Radesca has served as the interim chief financial officer, treasurer and secretary of New York REIT, Inc., and the interim chief financial officer and treasurer of American Realty Capital New York City REIT, Inc., its advisor and property manager since June 2015. Mr. Radesca has also served as chief financial officer, treasurer and secretary of American Realty Capital Daily Net Asset Value Trust, Inc. since January 2014, November 2014 and December 2014, respectively. He has served as the chief financial officer and treasurer of American Energy Capital Partners — Energy Recovery Program, LP’s general partner since October 2013. Mr. Radesca has also served as chief financial officer and treasurer of the Business Development Corporation of America since February 2013 and as its secretary in June 2013. Mr. Radesca also served as the chief financial officer of New York REIT, Inc. from February 2014 until April 2014. Prior to joining AR Capital, LLC, the parent of the Company's sponsor, in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Indemnification Agreement with Nicholas Radesca, dated June 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015	American Realty Capital New York City REIT II, Inc.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer, President and Secretary